Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002

In connection with the annual report of Cimetrix Incorporated (the “Company”) on Form 10-K for the year ended December 31, 2005, Robert H. Reback hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes - Oxley Act of 2002, that to the best of his knowledge:

1.               The annual report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.               The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 2, 2007	/s/ Robert H. Reback
(Date)	Robert H. Reback
President (principal executive officer)